EXHIBIT 10.18


96-03 W.B.


CITY AGREEMENT NO._96-272


WATER SUPPLY AGREEMENT

	THIS AGREEMENT (Agreement) made and entered into this _25_day of__September_, 1996, by and between the CITY OF BAKERSFIELD (CITY), a charter city and municipal corporation and CALIFORNIA WATER SERVICE COMPANY (COMPANY), a California public utility water corporation.

RECITALS

	WHEREAS, COMPANY is engaged in the purveying of domestic water to, among others, citizens within the CITY; and

	WHEREAS, COMPANY has agreed, subject to approval by the CALIFORNIA PUBLIC UTILITIES COMMISSION (COMMISSION), of an appropriate extension of COMPANY's service area, to provide domestic water service to an area in the northeast section within the CITY, more specifically described as Section 17 (619.36 acres) and Section 20 (4.939 acres) of T29S/R29E MDBM, collectively referred to hereinafter as DEVELOPMENT; and

	WHEREAS, in order to provide water service to this DEVELOPMENT, COMPANY desires to acquire an additional water supply, which is intended to offset potential groundwater overdraft of the adjacent basin and aquifer; and

	WHEREAS, to promote and provide for the continued orderly growth within the CITY, CITY and COMPANY deem that it is desirable to arrange for a water supply to serve the DEVELOPMENT; and

	WHEREAS, CITY has previously acquired a permanent high quality source of Kern River water dedicated to serve the long-term needs of its residents; and

	WHEREAS, CITY is willing to make available a portion of its Kern River water supply to provide water service to future CITY residents that will be served in the DEVELOPMENT.

	NOW, THEREFORE, incorporating the foregoing recitals herein, it is mutually agreed as follows:

1. WATER SUPPLY. CITY will make available to COMPANY a surface water supply to serve the needs of residents that will reside in the DEVELOPMENT, consisting of approximately 625 acres. This DEVELOPMENT is shown on "Exhibit A" attached hereto and incorporated herein. The parties anticipate that at full build out the CITY will make available to COMPANY up to 2,500 acre feet per year to meet the needs of residents in the DEVELOPMENT.

2. POINT OF DELIVERY. The point of delivery of this water supply will be within the boundaries of the CITY. Surface deliveries may be made to the Kern County Water Agency Purification Plant located near Highway 99 and Golden State Highway. Deliveries for groundwater use by COMPANY may be made in the Kern River channel, through CITY recharge sites or at another mutually agreeable point of delivery to the groundwater aquifer within the CITY.

3. PLACE OF USE. COMPANY's plans and specifications for the design, construction and installation of the facilities required to serve a domestic water supply, that meets all federal, state and local water quality requirements, to the DEVELOPMENT are shown on "Exhibit B" attached hereto and incorporated herein. The plans may be changed from time to time by COMPANY as it deems reasonably necessary, provided that a current version of the plans shall be on file in CITY and COMPANY's business offices as specified herein. COMPANY acknowledges its intent to use the water made available hereunder only on the DEVELOPMENT lands.

4. WATER QUALITY. CITY does not represent or guarantee the quality of the raw water which is subject of this Agreement. COMPANY understands the water specified for delivery under this Agreement, as supplied from the Kern River, is untreated and not fit for human consumption as delivered. COMPANY shall be solely responsible for testing said water and for any and all treatment which may be necessary to bring the water into conformity with all federal, state and local domestic water quality requirements prior to its delivery for domestic use. CITY shall not be responsible for the quality of water delivered by COMPANY in any way or at any time and COMPANY's failure to test or properly treat the water is not the responsibility of CITY. By execution of this Agreement COMPANY expressly waives any and all legal remedies against CITY, from the CITY's delivery of nonpotable water to COMPANY. COMPANY shall indemnify, defend and hold CITY harmless from and against any and all claims from COMPANY failure to deliver water to domestic users in the DEVELOPMENT in conformance with federal, state and local domestic water quality requirements.

5. WATER BALANCE. COMPANY agrees to maintain a positive water account balance in providing service to the DEVELOPMENT, subject to Paragraphs 7 and 12. CITY and COMPANY, after consultation, shall annually on or before December 1 of each year determine COMPANY's projected water requirements to serve the DEVELOPMENT for the following three calendar years. To provide a continuous and uninterrupted supply, CITY shall make available and COMPANY shall purchase water from CITY such quantities so that at the start of any calendar year the Company's water account balance in the underground is not less than the determined three (3) year supply, subject to Paragraph 7; provided, however, that during the first three years of this Agreement the parties expect that COMPANY shall build up the requisite water account balance and accordingly agree that COMPANY shall not be in breach during such 3-year period from its failure to have the requisite water account balance during such period. COMPANY may purchase more water from CITY than is necessary to meet the determined three (3) year supply requirements of this Agreement, but such additional purchase shall be subject to the availability of such water from the CITY: CITY will provide COMPANY quarterly statements of water account balance and generate invoices and statements of water delivered for use by COMPANY. Water purchased from CITY by COMPANY shall be delivered to COMPANY at such times as COMPANY reasonably requests, subject to Paragraph 7. CITY's obligation to make deliveries, subject to Paragraph 7, shall continue so long as COMPANY has a positive water account balance and notwithstanding any termination of CITY's obligation to make future sales to COMPANY under this AGREEMENT.

6. WATER SERVICE AREA. COMPANY and CITY agree that any water delivered to COMPANY shall be used only within the incorporated boundary of the CITY and shall be limited to the DEVELOPMENT as described herein, provided, however, that both parties acknowledge that the water acquired by COMPANY hereunder may be commingled with other waters at any given time. Accordingly COMPANY agrees that except in cases in which the express written approval of CITY has been obtained, the aggregate amount of water acquired from CITY hereunder of which COMPANY takes delivery at the Kern County
Water Agency Purification Plant, and pumped by COMPANY from the underground, for delivery to DEVELOPMENT will not exceed the aggregate amount of water delivered by the COMPANY to the customers in the DEVELOPMENT plus a reasonable amount attributable to lost water associated with COMPANY's service to customers in the DEVELOPMENT.

7. INTERRUPTIBLE SUPPLY. The obligation of CITY to supply water hereunder is subject to all prior existing commitments to service the needs of the CITY, its contractors, licensees or court decisions and existing agreements to supply water. The water to be delivered to COMPANY as contemplated by Paragraph 2 hereof shall be considered interruptible and the failure of CITY to supply water because of these limitations shall not constitute a breach of any duty, and imposes no liability upon City. In the event CITY reasonably determines to interrupt its deliveries hereunder to COMPANY, CITY shall attempt to catch up with its delivery obligations as soon as reasonably practicable thereafter.

8. INSTALLATION OF DELIVERY FACILITIES. CITY represents to COMPANY that CITY has and will continue to have required facilities to deliver water purchased hereunder by COMPANY to the Kern County Water Purification Plant and to other areas, including recharge sites in CITY. COMPANY shall be solely responsible for the construction and installation of any and all facilities required to be built for COMPANY to take delivery of the water supply at any other delivery locations agreed to by COMPANY and CITY. All costs for rights-of-way, permits, engineering, surveying, labor, materials, supplies and any other costs associates with the transportation and delivery of the water at such other locations shall be arranged by COMPANY. Notwithstanding the preceding two sentences, CITY shall use all means reasonably necessary to deliver CITY water to COMPANY using CITY facilities or rights to facilities at no cost or charge to COMPANY; provided, however Company shall be responsible for any and all costs that may be generated due to use of facilities of others.

9. OWNERSHIP AND ACCESS. CITY is owner of certain water rights and storage facilities on the Kern River. The water supply being made available to COMPANY from CITY shall not become the property of COMPANY, but will be available for COMPANY to use by groundwater withdrawal or direct delivery from existing purification plants for direct retail delivery to customers in areas of the CITY authorized under the terms and conditions of this agreement. The return flows from water supplied to COMPANY by CITY shall be the sole property of the CITY, as between CITY and COMPANY.

10. ENVIRONMENTAL STUDIES OR REVIEW. To the extent not funded by the developers of the DEVELOPMENT, which funding is expected by the parties, COMPANY shall be responsible to obtain any and all California Environmental Quality Act reviews that may be ordered or required to receive and use water as described in this Agreement.

11. WATER COSTS. To compensate CITY for water delivered hereunder and all other CITY costs hereunder (except as provided in Paragraph 8), COMPANY shall pay CITY $32.00 (thirty-two dollars) per acre foot of water made available to COMPANY by CITY for the first three (3) years of this Agreement. After the first three years the cost per acre foot shall be adjusted annually by the increase or decrease in the national Producer Price Index for All Commodities published by the U.S. Bureau of Labor Statistics over the same month in the prior year. Payment in full shall be made to CITY within thirty
(30) days after mailing of an itemized invoice to COMPANY. Even though water may have been purchased by the COMPANY as contemplated by Paragraph 5, the CITY shall bill the COMPANY for quantities delivered only after the water is actually delivered by the CITY; provided that the applicable rate shall be the rate in effect on the date of purchase, not the date of delivery.
COMPANY shall not assess or levy any charge of any kind or type to CITY for the delivery or use of said water. Failure to pay CITY in full shall constitute a breach of this Agreement. Reasonable late fee amounts may be assessed by CITY and shall be paid by COMPANY upon demand. In addition, at City's sole discretion, CITY may terminate this Agreement immediately after 30 day cure period and collect all past due sums and late fees.

12. NOTICE OF TERMINATION. The initial terms of this Agreement shall be for nine years commencing January 1,1997, or when the COMMISSION approves the extension of the COMPANY's service area to include the DEVELOPMENT, provided, however, that such term shall be renewed for successive three year periods, unless either party hereto shall provide written notification of termination to the other party at least one hundred eighty (180) days prior to the expiration of the then remaining term of this Agreement. In the event of termination, COMPANY shall be entitled to continue to receive from the CITY all of the water remaining in its water account in accordance with the terms of this Agreement and COMPANY acknowledges that thereafter it will have to acquire alternative water supplies to replace water furnished by CITY under this Agreement to serve DEVELOPMENT.

13. PUBLIC UTILITIES CODE. This Agreement is entered into in accordance with and subject to any requirements of the COMMISSION and any and all rules and regulations as may apply to COMPANY. CITY is immune from regulation by the COMMISSION and entering into this Agreement shall not construe CITY as recognizing authority or control by said COMMISSION over the CITY.

14. NONEXCLUSIVE AGREEMENT. CITY and COMPANY agree the rights under this contract to a water supply are nonexclusive and in no way dedicates the water supply to sole delivery to or use by COMPANY. CITY reserves the right to enter into other agreements or arrangements concerning water supply and delivery of water supplies, provided such agreements or arrangements do not interfere with CITY's obligations hereunder or necessitate termination by CITY of this Agreement. Nothing herein shall be deemed to constitute a dedication of the water supply to COMPANY or to COMPANY's customers.

15. DISRUPTION OF SERVICE. Whenever maintenance is required on CITY facilities or the system of delivery that requires suspension of deliveries of water at any point or points, such delivery shall be suspended without liability on the part of the CITY. Suspension of delivery may occur without reasonable notice only in cases of emergency by and without liability to the CITY whenever CITY is unable to obtain sufficient amounts of water to supply previously existing contract amounts and demands. CITY may also suspend deliveries upon reasonable prior notice for defaults under this agreement, and failure to pay any sums required to be paid shall result in immediate suspension of deliveries, subject to reapsonable notice. CITY will maintain accurate records and reporting of water balances and waters sold to COMPANY.

16. INDEMNITY. COMPANY shall indemnify, defend, and hold harmless CITY, its officers, agents and employees against any and all liability, claims, actions, causes of action or demands whatsoever against them, or any of them, before administrative or judicial tribunals of any kind whatsoever, arising out of, connected with, or caused by COMPANY, COMPANY's employees, agents or independent contractors in the performance of, or in any way arising from, the terms and provisions of this Agreement whether or not caused in part by a party indemnified hereunder, except as limited by California Civil Code section 2782.

17. DEFAULT. Should CITY and COMPANY default in the performance of any convenant, except payment for water, or condition of the Agreement contained herein, and the default is not cured within thirty (30) days after written notice of said default is served upon the offending party, then this Agreement may be terminated by the nondefaulting party; provided, however, if the nature of the breach reasonably required more than thirty (30) days to cure, this Agreement may not be terminated if CITY or COMPANY commences to cure the breach within thirty (30) days thereafter and diligently pursues the cure to completion. This clause shall not apply to any monetary payments due hereunder; other cure provisions apply to payment obligations.

18. WAIVER OF DEFAULT. The failure of any party to enforce against another, a provision of this Agreement shall not constitute a waiver of that party's right to enforce such a provision at a later time, and shall not serve to vary the terms of this Agreement.

19. FORUM. Any lawsuit pertaining to any matter arising under, or growing out of, this Agreement shall be instituted in Kern County, California.

20.  TIME.  Time is of the essence in this Agreement.

21. HEADINGS. All paragraph or section captions are for reference only and shall not be considered in construing this Agreement.

22. NOTICES. All notices relative to this Agreement shall be given in writing and shall be personally served, served by confirmed facsimile transmission or sent by certified or registered mail and be effective upon actual personal service or upon confirmed facsimile transmission or five (5) business days after depositing in the United States mail. The parties shall be addressed as follows or at any other address designated by notice:

CITY: CITY OF BAKERSFIELD
      City Hall
      1501 Truxtun Avenue
      Bakersfield, CA 93301
      Attention:  CITY CLERK
      FAX: 805.323.3780


COMPANY:  CALIFORNIA WATER SERVICE COMPANY
          P. O. Box 1150
          San Jose, CA 95108
          Attention:  PRESIDENT
          FAX:  408.437.9185

23. ASSIGNMENT. This Agreement shall not be assigned by any party, or any party substituted, without prior written consent of CITY and COMPANY, which shall not be unreasonably withheld; provided, however, the COMPANY may assign this Agreement, upon reasonable notice, without CITY's prior written consent, in connection with any merger or consolidation or in connection with any sale of all or substantially all of its assets.

24. BINDING EFFECT. The rights and obligations of this Agreement shall inure to the benefit of, and be binding upon, the parties to the Agreement and their heirs, administrators, executors, personal representatives, successors and permitted assigns.

25. MERGER AND MODIFICATION. All prior agreements between the parties with respect to the subject matter of this Agreement are incorporated in this Agreement which constitutes the entire agreement of the parties. Its terms are intended by the parties as a final expression of their agreement with respect to such terms as are included herein and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding involving this Agreement. This Agreement may be modified only in a writing approved by the City Council and signed by all parties.

26. CORPORATE AUTHORITY. Each individual executing this Agreement represents and warrants that they are duly authorized to execute and deliver this Agreement on behalf of the corporation or organization named herein and that this Agreement is binding upon said corporation or organization in accordance with its terms, subject to applicable bankruptcy and insolvency laws.

27. COMPLIANCE WITH ALL LAWS. COMPANY shall, at COMPANY's sole cost, comply with all of the requirements of municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to its obligations under this Agreement, and shall faithfully observe in all activities relating to or growing out of this Agreement all municipal ordinances and state and federal statues, rules or regulations now in force or which may hereafter be in force.

28. INDEPENDENT CONTRACTOR. COMPANY shall not become or be deemed a partner or joint ventured with CITY or associate in any relationship with COMPANY by reason of the provisions of this Agreement other than specified herein. COMPANY shall not, for any purpose, be considered an agent, officer or employee of CITY in regard to this Agreement.

29. EXECUTION. This Agreement is effective upon execution. It is the product of negotiation and all parties are equally responsible for authorship of this Agreement. Section1654 of the California Civil Code shall not apply to the interpretation of this Agreement.

30. INTEREST. COMPANY shall pay CITY interest at an annual rate of ten percent (10%) compounded quarterly (or the maximum rate permitted by law, if less) on all expenses or costs reasonably incurred by CITY in the enforcement of the indemnity provisions of this Agreement, and of any sums COMPANY may pay as a result of claims, demands, cost or judgments with respect to the subject matter of this Agreement, from the date such sums are actually paid.

31. PREJUDGMENT INTEREST. In the event of a default by any party to this Agreement, to the extent that Paragraph 31 does not apply, the nondefaulting party shall be allowed to recover interest on all damages at the legal rate from the date of the breach.

32. SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants of CITY and COMPANY as set forth herein shall survive the termination of this Agreement.

33. POSSESSORY INTEREST TAXES. Without agreeing that COMPANY's interest hereunder is subject to property taxation, COMPANY acknowledges that, as a party in whom a possessory interest may be vested, COMPANY may be subject to the payment of property taxes levied on such interest, and, if such is determined to be the case, COMPANY shall pay all such possessory interest taxes lawfully levied on COMPANY.

34. RECORDS. COMPANY's records concerning maintenance, replacement and repair of its facilities used in the distribution of this water as described herein shall be available for CITY's review during normal business hours and shall be made available to CITY's representatives upon 24 hours written notice. CITY's records concerning maintenance, replacement and repair of its facilities used in the distribution of this water as described herein shall be available for COMPANY's review during normal business hours and shall be made available to COMPANY's representatives upon 24 hours written notice.

35. EXHIBITS. In the event of a conflict between the terms, conditions or specifications set forth in this Agreement and those in exhibits attached hereto, the terms, conditions, or specifications set forth in this Agreement shall prevail. All exhibits to which reference is made in this Agreement are deemed incorporated in this Agreement, whether or not actually attached.

36.  TAX NUMBERS.

COMPANY's Federal Tax Identification No.  94-0362795
COMPANY is a corporation  Yes  X  No
                        (Please check one.)





	IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed, the day and year first-above written.

"CITY"

CITY OF BAKERSFIELD

BY:  Bob Price, Mayor

APPROVED AS TO CONTENT:

WATER RESOURCES DEPARTMENT

BY:  GENE BOGART, WATER RESOURCES MANAGER

APPROVED AS TO FORM:

JUDY K. SKOUSEN, CITY ATTORNEY

BY:  ALAN D. DANIEL, ASSISTANT CITY ATTORNEY

COUNTERSIGNED:

BY:  GREGORY J. KLIMKO, FINANCE DIRECTOR

"COMPANY"

CALIFORNIA WATER SERVICE CO.

BY:  PETER C. NELSON
     PRESIDENT AND CEO